MONTHLY STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1995-2
                  ---------------------------------------------


         Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1995-2 Supplement dated as of June 1, 1995 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1995-2 Certificates with respect to the Distribution Date occurring on May 15, 1997, and with respect to the performance of the Trust during the month of April is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

 A) Information Regarding the Current Monthly Distribution for the Series 1995-2 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

 (1) The total amount distributed to Senior Certificateholders per $1,000
     original certificate principal amount                             $5.041667

 (2) The amount set forth in A(1) above distributed to Senior
     Certificateholders with respect to interest per $1,000 original
     certificate principal amount                                      $5.041667

 (3) The amount set forth in A(1) above distributed to Senior
     Certificateholders with respect to principal per $1,000 original
     certificate principal amount                                     $0.000000

B) Information Regarding the Performance of the Trust

 (1) Allocation of Receivables Collections to the Series 1995-2 Certificates

 (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the
     Distribution Date                                            $84,359,152.90

 (b) The aggregate amount of Interchange collected and allocated to the Trust for the Monthly Period immediately preceding the
     Distribution Date                                             $1,799,350.00


 (c) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the
     Distribution Date                                           $390,835,649.02

 (d) The Floating Allocation Percentage with respect to the Series
     1995-2 Certificates for the Monthly Period immediately
     preceding the Distribution Date                                  9.970255%

 (e) The Principal Allocation Percentage with respect to the Series
     1995-2 Certificates for the Monthly Period immediately
     preceding the Distribution Date                                  9.970255%

 (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1995-2 Certificates for the Monthly
     Period immediately preceding the Distribution Date            $8,590,222.69

 (g) The Principal Receivables collected and allocated to the Series
     1995-2 Certificates for the Monthly Period immediately
     preceding the Distribution Date                              $38,967,311.96

 (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-2 for the Monthly Period immediately preceding the Distribution Date

 (a) The Finance Charge Receivables and Interchange collected and
     allocated to the Series 1995-2 Certificates                   $8,590,222.69

 (b) Collection Account and Special Funding Account investment
     earnings allocated to the Series 1995-2 Certificates             $59,156.30

 (c) Principal Funding Account Investment Proceeds                         $0.00

 (d) Reserve Account withdrawals                                           $0.00

 (e) Additional Finance Charges from other Series allocated to the
     Series 1995-2 Certificates                                    $1,378,181.42

 (f) Payments, if any, on deposit as of the Determination Date
     received from any Interest Rate Protection Agreements                 $0.00

 (g) Reallocated Principal Collections                                     $0.00

 (h) Total Available Finance Charge Collections and Reallocated
     Principal Collections for Series 1995-2 (total of (a), (b), (c),
     (d), (e), (f) and (g) above)                                 $10,027,560.41

 (3) Available Principal Collections for Series 1995-2 for the Monthly Period immediately preceding the Distribution Date

 (a) The Principal Receivables collected and allocated to the Series
     1995-2 Certificates                                          $38,967,311.96

 (b) Shared Principal Collections from other Series allocated to the
     Series 1995-2 Certificates                                            $0.00

 (c) Additional amounts to be treated as Available Principal
     Collections pursuant to the Series Supplement                 $3,748,221.86

 (d) Reallocated Principal Collections                                     $0.00

 (e) Available Principal Collections for Series 1995-2 (total of (a),
     (b) and (c) minus (d) above)                                 $42,715,533.82

 (4) Delinquent Balances in the Trust

     The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

     (a)      31-60 days                           $87,461,962
     (b)      61-90 days                            55,062,335
     (c)      91 or more days                       97,292,967
                                                   ----------
     (d)      Total Delinquencies                 $239,817,264

 (5) Defaulted Amount

 (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the
     Distribution Date                                            $41,430,147.75

(b)  The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding
     the Distribution Date                                         $3,836,106.68

(c) The Defaulted Amount for the Monthly Period immediately
    preceding the Distribution Date [Defaulted Receivables minus
    Recoveries]                                                   $37,594,041.07

(d) The Defaulted Amount for the Monthly Period immediately
     preceding the Distribution Date allocable to the Series 1995-2
     Certificates (the "Series 1995-2 Defaulted Amount")           $3,748,221.86

(e)  The Senior Defaulted Amount [Series 1995-2 Defaulted Amount
     multiplied by the Senior Percentage]                          $3,036,059.71

 (6) Senior Charge-Offs

 (a) The excess, if any, of the Senior Defaulted Amount
     over the sum of (i) Available Finance Charge
     Collections applied to such Senior Defaulted Amount,
     (ii) Reallocated Principal Collections and (iii) the
     amount by which the Collateral Invested Amount has
     been reduced in respect of such Senior
     Defaulted Amount (a "Senior Charge-Off")                              $0.00

(b)  The amount of the Senior Charge-Off set forth in item 6(a)
     above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each
     Senior Certificateholder's investment)                            $0.000000

(c)  The total amount reimbursed on the Distribution Date in
     respect of Senior Charge-Offs for prior Distribution Dates            $0.00

(d)  The amount set forth in item 6(c) above per $1,000
     original certificate principal amount (which will
     have the effect of increasing, pro rata, the amount
     of each Senior Certificateholder's investment)                    $0.000000

(e)  The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested Amount as of the Distribution Date, after giving effect to all deposits,
     withdrawals and distributions on such Distribution Date               $0.00

 (7) Reductions in the Collateral Interest

 (a) The excess, if any, of the Collateral Defaulted Amount over
     Available Finance Charge Collections applied to such
     Collateral Defaulted Amount                                           $0.00

 (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated
     Principal Collections                                                 $0.00

 (c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of the unpaid
     Required Amount                                                       $0.00

 (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items 7(a),
     (b) and (c)                                                           $0.00

 (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested Amount on
     prior Distribution Dates                                              $0.00

 (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested
     Amount as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on the Distribution
     Date                                                                  $0.00

 (8) Investor Monthly Servicing Fee

     The amount of the Series 1995-2 Monthly Servicing Fee payable to the
     Servicer on the Distribution Date                               $802,083.33

(9)  Senior Monthly Interest

 (a) Senior Monthly Interest payable on the Distribution Date      $2,246,062.50


(10) Principal Funding Account Amount

 (a) The amount on deposit in the Principal Funding Account on the
     Distribution Date, after giving effect to all deposits,
     withdrawals and distributions on such Distribution Date               $0.00

 (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution
     Date occurring in January 1998. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

(11) Deficit Controlled Accumulation Amount

     The Deficit Controlled Accumulation Amount for the Distribution
     Date, after giving effect to all deposits, withdrawals and distributions
     on such Distribution Date                                             $0.00

(12) Reserve Account

 (a) The amount on deposit in the Reserve Account on the
     Distribution Date, after giving effect to all deposits,
     withdrawals and distributions on such Distribution Date and
     the related Transfer Date                                             $0.00

(b) The Required Reserve Account Amount (which may vary in
     accordance with the terms of the Series Supplement) is
     currently calculated to be                                            $0.00

(c) Deposits to the Reserve Account are currently scheduled to commence on the Distribution Date occurring in December 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

 C)  Senior Invested Amount

 (1) The Senior Invested Amount on the date of issuance (the "Senior
     Initial Invested Amount")                                   $445,500,000.00


 (2) The Senior Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
     Distribution Date                                           $445,500,000.00

 (3) The Pool Factor for the Distribution Date (which represents the ratio of the Senior Invested Amount as of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such
     Distribution Date, to the Senior Initial Invested Amount). The amount of a Senior Certificateholder's pro rate share of the Senior Invested Amount can be determined by multiplying the original denomination of the Senior Certificateholder's Certificate by the Pool
     Factor                                                             1.000000

D) Collateral Invested Amount

(1)  The Collateral Invested Amount on the date of issuance      $104,500,000.00

(2) The Collateral Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
     Distribution Date                                           $104,500,000.00

(3)  The Collateral Invested Amount as a percentage of the sum of the
     Collateral Invested Amount and the Senior Invested Amount on such
     Distribution Date                                                    19.00%

E)   Receivables Balances

 (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
     Period                                                       $5,412,660,752

 (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding
     Monthly Period                                                  $96,527,092

F)   Annualized Percentages

 (1) The Gross Yield (Available Finance Charge Collections for the Series
     1995-2 Certificates for the preceding Monthly Period (excluding payments received from Interest Rate Protection Agreements) divided by the Invested Amount of the Series 1995-2 Certificates as of the last
     day of the next preceding Monthly Period, multiplied by 12)          21.88%

 (2) The Net Loss Rate (the Series 1995-2 Defaulted Amount for the
     preceding Monthly Period divided by the Invested Amount of the
     Series 1995-2 Certificates as of the last day of the next
     preceding Monthly Period, multiplied by 12)                           8.18%

 (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the
     Series 1995-2 Certificates for the preceding Monthly Period)         13.70%

 (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee
     (based on an assumed Servicing Fee Rate of 2% per annum) for the preceding Monthly Period divided by the Invested Amount of the Series 1995-2 Certificates as of the last day of the next
     preceding Monthly Period, multiplied by 12)                           8.06%

 (5) The Net Spread (the Portfolio Yield minus the Base Rate for the Series
     1995-2 Certificates for the preceding Monthly Period)                 5.64%

 (6) The Monthly Payment Rate (Collections of Principal Receivables
     and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the
     next preceding Monthly Period)                                        8.51%

G)   Series 1995-2 Information for the Last Three Distribution Dates

     1)   Gross Yield

          a) 5/15/97                    21.88%
          b) 4/15/97                    21.84%
          c) 3/17/97                    23.81%

     2)   Net Loss Rate

          a) 5/15/97                     8.18%
          b) 4/15/97                     8.56%
          c) 3/17/97                     8.31%




     3)   Net Spread (Portfolio Yield Minus Base Rate)

          a) 5/15/97                     5.64%
          b) 4/15/97                     5.30%
          c) 3/17/97                     7.60%

   Three Month Average                   6.18%

      4)  Monthly Payment Rate

          a) 5/15/97                     8.51%
          b) 4/15/97                     9.21%
          c) 3/17/97                    10.29%



                    FIRST DEPOSIT NATIONAL BANK,
                    Servicer


                    By:    /s/ David J. Petrini
                           ---------------------------------
                    Name:  David J. Petrini
                    Title: Senior Vice President and Chief Financial Officer